UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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GenTek Inc.

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April 10, 2008

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the stockholders of GenTek Inc. to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 15, 2008, beginning at 1:00 p.m. (the “Annual Meeting”). The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

JOHN G. JOHNSON, JR.
Chairman of the Board of Directors

GENTEK INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2008

To the Stockholders of
GenTek Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of GenTek Inc., a Delaware corporation (the “Company”), will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 15, 2008, beginning at 1:00 p.m. (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect directors to the Company’s Board of Directors;

(ii)	a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2008; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Proxy Statement fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 19, 2008 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Please return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

JAMES IMBRIACO
 Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 10, 2008

GENTEK INC.
90 East Halsey Road
Parsippany, New Jersey 07054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2008

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of GenTek Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 15, 2008, at 1:00 p.m., and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “GenTek” each refer to GenTek Inc. The mailing address of our principal executive office is 90 East Halsey Road, Parsippany, New Jersey 07054. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about April 14, 2008, to holders of record as of March 19, 2008, of our common stock, no par value per share (“Common Stock”).

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the fifteenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect directors to the Company’s Board of Directors;
(ii)	a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2008; and
(iii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 19, 2008 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

Stockholders of record at the close of business on March 19, 2008, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were outstanding and entitled to vote 10,268,472 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at 90 East Halsey Road, Parsippany, New Jersey 07054, during ordinary business hours of the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Voting and Votes Required to Adopt Proposals

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage- paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting. If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other matter. Directors receiving the majority of votes cast (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of the votes cast with respect to that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors.

Approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2008, requires the affirmative vote of the majority of shares of Common Stock present or represented by proxy with respect to such proposal.

For the approval of the proposal ratifying the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2008, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted and are not deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Submitting and Revoking Your Proxy

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior to the Annual Meeting. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors”; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP.

Additionally, the persons named as proxies will vote in their best judgment on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

If you hold shares of Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to James Imbriaco, Corporate Secretary, at 90 East Halsey Road, Parsippany, New Jersey 07054

•	sign, date and mail a new proxy card to the Corporate Secretary; or

•	attend the Annual Meeting and vote your shares in person.

If shares of Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), for our most recent fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Voting Results

Wells Fargo Shareholder Services will count the votes and act as our independent Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2008, which we plan to file with the SEC in August 2008.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The first proposal is to elect directors to serve on the Board of Directors. Our nominees for the election of directors at the Annual Meeting include five independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Market (“NASDAQ”) and one member of our senior management.

Our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by the stockholders during the 2006 Annual Meeting and which became effective immediately upon such approval, authorizes the number of directors to be not less than one, nor more than eight, and provides for the annual election of all directors to serve until the next annual meeting of the stockholders. There are currently six directors on the Board of Directors and all six directors are nominees for election as a director, pursuant to this Proposal No. 1.

Majority Vote Standard for Election of Directors. The Company’s Bylaws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any director who fails to be elected must tender his or her resignation to the Board of Directors. The Board of Directors would then decide whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will take such action and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director. In 2008, all of the director nominees are currently serving on the Board of Directors.

This section contains certain biographical information for the directors and each of the director nominees. All of the director nominees currently serve on our Board of Directors. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this Proxy Statement.

Our current Board of Directors has a single class of directors, each of whom is subject to annual election by the stockholders. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated each of the current directors for election to the Board of Directors in accordance with this Proposal No. 1.

Votes Necessary to Elect a Director

The affirmative vote of a majority of the votes of the Common Stock cast “for” a director nominee is sufficient to elect a director if a quorum is present. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the election of each of the following director nominees. If any nominee becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted “For” a replacement nominee if one is designated by our Board of Directors.

Henry L. Druker Director since November 2003 Age: 54

Mr. Druker is the Founder and Managing Principal of Druker Capital, LLC, an investment firm that he founded in 2005. Previously, Mr. Druker was a Principal of Questor Management Company from 1995 through 2004, where he specialized in investing in turnaround and special situation companies. Prior to Questor, Mr. Druker was a Principal of the turnaround advisory firm Alix Partners, a predecessor to and an associated company of Questor. He was also previously a Partner of the merchant bank, Gordon Capital, Managing Director and head of the leveraged buyout group at L.F. Rothschild, Inc. and an associate in corporate finance at Goldman Sachs & Co.

Kathleen R. Flaherty Director since November 2003 Age: 56

Ms. Flaherty retired as the Chief Marketing Officer at AT&T on December 31, 2005, a position she had held since June 2004. She also currently serves as a Director of Inmarsat, plc., a global mobile satellite services company. Ms. Flaherty was previously President and Chief Operating Officer of Winstar International from 1999 through 2001. From 1997 through 1998, Ms. Flaherty was the Senior Vice President, Global Product Architecture for MCI Communications, Inc. Ms. Flaherty, is a member of the McCormick Advisory Board, Northwestern University, and its executive committee.

John G. Johnson, Jr. Chairman since November 2003 Age: 67

Since April 2007, Mr. Johnson has served as Chief Executive Officer and a Director of Foamex International Inc., positions he previously held from 1999 through 2001, and since August 2007, Mr. Johnson has also served as President of Foamex. Mr. Johnson spent five years with Safety-Kleen Corporation where he served as President and Chief Executive Officer from 1995 to 1997 and President and Chief Operating Officer from 1993 to 1994 and a Director from 1993 to 1997. Prior to 1992, Mr. Johnson spent 34 years with ARCO where he was a Director and President of ARCO Chemicals America from 1987 to 1992. Mr. Johnson is a member of the Board of Trustees of Drexel University.

John F. McGovern Director since November 2003 Age: 61

Mr. McGovern is Founder and a Partner of Aurora Capital LLC since 1999. Prior to joining Aurora Capital, Mr. McGovern worked for Georgia-Pacific Corporation from 1981 to 1999 serving in many different positions, most recently as Executive Vice President, Finance and Chief Financial Officer from 1994 to 1999. Mr. McGovern currently serves as Chairman of the Board of Directors for Maxim Crane Works Holdings Inc, and is a member of the Board of Directors of Collective Brands, Inc. (formerly Payless ShoeSource, Inc.), and Neenah Paper, Inc. In the case of Collective Brands, Inc. and Neenah Paper, Inc., Mr. McGovern is the Chairman of the Audit Committee and the Lead Director, respectively. Mr. McGovern was formerly a director of ChanneLinx, Inc., where he also served as temporary Chief Executive Officer. ChanneLinx, Inc. filed for Chapter 11 protection in 2003, approximately one year after Mr. McGovern left the Company. Mr. McGovern is currently a member of the Audit Committee at Maxim Crane Works Holdings, Inc.

William E. Redmond, Jr. Director since November 2003, and President and Chief Executive Officer since May 2005 Age: 48

Mr. Redmond has served as President and Chief Executive Officer of the Company since May 2005 and a Director of the Company since November 2003. Since June 2007, Mr. Redmond has served as a member of the Board of Directors of Eddie Bauer Holdings, Inc. where he is also a member of the Audit Committee. From 2005 until June 2007, Mr. Redmond served as Chairman and a Director of Maxim Crane Works Holdings, Inc., and Chairman and a Director of Citation Corporation. Mr. Redmond previously served as President and Chief Executive Officer from December 1996 to February 2003 and as Chairman of the Board of Directors from January 1999 to February 2003 of Garden Way, Inc., a manufacturer of outdoor garden and power equipment.

Richard A. Rubin. Director since May 2006 Age: 44

Mr. Rubin is the Founder and Managing Member of Hawkeye Capital Management LLC, a provider of investment managing services, since November 1999. Since August 2007, Mr. Rubin has served as a member of the Board of Director of Maxim Crane Works Holdings, Inc. Mr. Rubin served as a Director of Arch Wireless Inc., a wireless communications company from May 2003 through November 2004. From October 1989 to June 1996, Mr. Rubin was employed by Icahn & Co., Inc. Mr. Rubin is a certified public accountant and worked for Arthur Andersen LLP in its Audit and Corporate Finance Departments in New York from June 1986 through September 1989.

Non-Employee Director Compensation

The Company believes that it is important to attract and retain outstanding non-employee directors. One way that the Company achieves this goal is through a competitive compensation program. To that end, the Compensation Committee of the Board of Directors, which is responsible for making director compensation recommendations to the Board of Directors, worked with Towers Perrin, a global professional services firm, to evaluate the competitiveness of the Company’s compensation program for non-employee directors. After evaluating the competitive market data of non-employee director compensation and the advice of the compensation consultant, the Compensation Committee, in 2007, recommended and the Board of Directors approved the following compensation package for non-employee directors to be effective November 1, 2007:

Cash Compensation. Non-employee directors of the Company receive compensation of $35,000 per year, with additional fees of $1,500 per meeting for attendance at each Board of Directors’ meeting and $750 per meeting for attendance at each Board of Directors’ meeting conducted by telephone. Fees payable for attendance at Board of Directors committee meetings are $1400 per meeting and $700 for attendance at committee meetings conducted by telephone. The chairman of the Board of Directors receives an additional $35,000 per year; the Chairperson of the Compensation Committee receives an additional annual retainer in the amount of $7,500, the Chairperson of the Corporate Governance and Nominating Committee receives an additional annual retainer in the amount of $6,000, and the Chairperson of the Audit Committee receives an additional annual retainer in the amount of $10,000.

Equity-based Compensation. Non-employee directors of the Company receive an annual grant of restricted stock with a grant date value of $40,000. Each non-employee director is also entitled to participate in a “matching restricted stock” program under the GenTek Inc. Amended and Restated 2003 Management and Directors Incentive Plan pursuant to which the Company will match each share of Company stock purchased on the open market by a director with one share of restricted stock, up to a $10,000 maximum investment per director each calendar year. In addition, in 2007, the Board of Directors adopted share retention guidelines for non-employee directors. Under the guidelines, each non-employee director is expected within a period of five (5) years following his/her initial election or appointment to the Board, to own an amount of Company common stock (which may include, as applicable, stock options and restricted stock) equal in value to five (5) times the annual cash retainer offered to the director at the time he or she becomes a member of the Board. All grants of restricted stock to non-employee directors vest one (1) year from date of grant with respect to grants made after November 1, 2007, and all grants of restricted stock to non-employee directors made prior to November 1, 2007 vest in installments over a three year period from the date of grant.

In 2007, after evaluating the competitive market data of non-employee director compensation and the advice of the compensation consultant, the Compensation Committee also recommended and the Board of Directors approved the adoption of a deferred compensation program for non-employee directors to be effective November 1, 2007. Under the deferred compensation program, directors are entitled to defer all or any part of the annual restricted stock award in accordance with deferral elections made by the individual director.

Only non-employee directors receive compensation for their services as a director.

Business Expenses. Non-employee directors are reimbursed for their business expenses related to their attendance of Board of Director and Committee meetings, including accommodations, meals and transportation to and from such meetings (e.g., commercial flights, trains, car rental or service and parking). Non-employee directors are also reimbursed for attending qualified third party director education programs.

In 2007, non-employee director compensation was as follows:

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John G. Johnson, Jr.	90,500	48,433	138,933
Henry L. Druker	51,000	50,059	101,059
Kathleen R. Flaherty	58,375	45,920	104,295
John F. McGovern	64,500	48,358	112,858
Richard A. Rubin	49,250	36,280	85,530

(1)	Column represents the amount of cash compensation earned by each non-employee director in 2007 for service on the Board of Directors and committees.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2007 and prior years under the Company’s 2003 Amended and Restated Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R. For restricted stock, fair value is calculated using the closing price of Company stock on the date of or the date immediately preceding the date of grant. For additional information, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the non-employee director receiving the award.

In 2007, each non-employee director received the following stock awards: Mr. Johnson—1,610 shares; Mr. Druker—1,605 shares; Ms. Flaherty—1,310 shares; Mr. McGovern—1,598 shares; and Mr. Rubin—1,610 shares. As of December 31, 2007, the aggregate number of stock awards outstanding for each non-employee director was: Mr. Johnson—7,792 shares; Mr. Druker—7,703 shares; Ms. Flaherty—7,378 shares; Mr. McGovern—7,755 shares; and Mr. Rubin—3,218 shares.

Statement on Corporate Governance

Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors has implemented numerous corporate governance enhancements to further strengthen the Board of Director’s capacity to oversee the Company and to serve the long-term interests of all stockholders. For example, in 2006, our Board of Directors amended the Company’s Bylaws to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The Company’s Code of Business Conduct and Ethics, committee charters and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investing” section of the Company’s website at www.gentek-global.com or by writing to the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Communicating with the Board of Directors. Stockholders may send communications to the Company’s Board of Directors by writing to the Board of Directors at: GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: General Counsel. Communications should be addressed to the Board of Directors or any individual director or group of directors, as applicable, by either name or title. All communications will be opened by the office of the General Counsel for the sole purpose of determining whether the contents of the communication represent a message to the Company’s directors. Any communication not in the nature of advertising, promotions of a product or service or patently offensive material will be promptly forwarded to the intended recipient or recipients.

Code of Business Conduct and Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics that complies with the SEC’s definition of a “code of ethics” and applies to all employees, directors and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The Code of Business Conduct and Ethics is available in the “Investing” section of the Company’s website at www.gentek-global.com, or by writing the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary. The Company intends to disclose any amendment to the Code or any waiver of the Code for executive officers or directors in the “Investing” section of the Company’s website.

Related Party Transaction Policy. The Board of Directors and Management of the Company make it a priority to operate the Company in the best interests of the stockholders. The Board of Directors and Management also recognize that related party transactions present a heightened risk of conflict of interest and/or transactions (or the perception thereof). Consequently, the Board of Directors has adopted a policy regarding related party transactions. Such transactions, as defined in the policy, are subject to approval or ratification by the Audit Committee of the Board of Directors in accordance with the procedures set forth therein. This policy is described further in this Proxy Statement under the heading “Transactions with Related Persons” and is available on the Company’s website under the “Corporate Governance” section.

Director Independence

The Board of Directors presently consists of six members, including William E. Redmond, Jr., who is the President and Chief Executive Officer of the Company. On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. This Questionnaire is intended to elicit, among other things, any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Based on the information provided by these questionnaires, the Board of Directors has determined that, with the exception of Mr. Redmond, all of the directors qualify as independent under the applicable corporate governance rules and listing standards of the NASDAQ. Such information also indicates that none of the current directors has a material relationship (other than being a director and/or shareholder of the Company) with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), including any relationship prohibited by the NASDAQ Marketplace Rules. Mr. Redmond is not independent because of his service as an executive officer of the Company and not due to any other related party transactions or conflict of interest relationships.

Board of Directors and Committee Meetings

With the exception of Mr. Rubin, each of our current directors was initially appointed to our Board of Directors pursuant to the plan of reorganization under Chapter 11 of the Bankruptcy Code, effective as of November 10, 2003. Directors John G. Johnson, Jr., Henry L. Druker, Kathleen R. Flaherty, John F. McGovern, William E. Redmond, Jr., and Mr. Richard A. Rubin were re-elected at the 2007 Annual Meeting of the stockholders. All of our directors, other than Mr. Redmond, our President and Chief Executive Officer, are “independent” under the NASDAQ Marketplace Rules.

During the year ended December 31, 2007, our Board of Directors held a total of ten (10) meetings, either in person or by telephone conference call. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served that were held while such director was serving on our Board of Directors. The Board of Directors holds an executive session of independent directors at the end of each regularly scheduled meeting of the Board of Directors and as otherwise needed. At such meetings, members of management, including Mr. Redmond, our President and Chief Executive Officer, are not present. Mr. Johnson, the Chairman of the Board of Directors, presides over these executive sessions.

The Board of Directors has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating Committee.

During 2007, the Audit Committee met six (6) times, the Compensation Committee met five (5) times, and the Corporate Governance and Nominating Committee met one (1) time. All current members of our Board of Directors attended the 2007 Annual Meeting of the stockholders.

Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. McGovern, Druker, and Rubin with Mr. McGovern serving as Chairman. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as determined under the currently effective rules of NASDAQ. The Board of Directors has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mr. McGovern qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. In 2007, the Audit Committee and the Board of Directors approved revisions to the Audit Committee’s charter. A copy of the Audit Committee’s written charter can be found in the “Investing” section of the Company’s website at www.gentek-global.com. A copy of the Audit Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

The primary duties and responsibilities of the audit committee, among others, are to assist the full Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Audit Committee’s charter sets forth its mandate, membership requirements, obligations and duties in greater detail.

Compensation Committee. The Compensation Committee consists of Ms. Flaherty and Mr. Druker, with Ms. Flaherty serving as Chairperson. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries. In 2007, the Compensation Committee and the Board of Directors approved revisions to the Compensation Committee’s charter. The Compensation Committee charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and can be found in the “Investing” section of the Company’s website at www.gentek-global.com. A copy of the Compensation Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the currently effective rules of NASDAQ.

Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Ms. Flaherty and Messrs. Johnson and McGovern, with Mr. Johnson serving as Chairman. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is an “independent” director within the meaning of the currently effective rules of NASDAQ. The functions of the Corporate Governance and Nominating Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	recommending to the Board of Directors individual directors to serve on committees of the board;

•	advising the Board of Directors with respect to matters of board composition and procedures;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board of Directors and the Company’s management.

The Corporate Governance and Nominating Committee is governed by a written charter. In 2007, the Corporate Governance and Nominating Committee and the Board of Directors approved revisions to the Corporate Governance and Nominating Committee’s charter, a current copy of which is available on our corporate website at www.gentek-global.com under the headings “Investing.” A copy of the Corporate Governance and Nominating Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering any candidate submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Corporate Governance and Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054, and must be received by the Corporate Secretary not less than 75 nor more than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Each proposed candidate will be examined and evaluated in accordance with the Corporate Governance and Nominating Committee’s Minimum Qualifications for Director Candidates and its Policy for the Identification and Evaluation of Director Candidates. The Corporate Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process described above does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the applicable listing standards of the NASDAQ.

In accordance with the written charter adopted by our Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Management is responsible for the Company’s internal controls and financial reporting process as well as preparation of its financial statements. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 with management and the independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Deloitte & Touche LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that Deloitte & Touche LLP are independent from the Company and its management and has appointed Deloitte & Touche LLP as the Company’s independent auditing firm for the year ending December 31, 2008.

Based on the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for the year ended December 31, 2007, be included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 18, 2008.

THE AUDIT COMMITTEE

John F. McGovern, Chairman Richard A. Rubin Henry L. Druker

TRANSACTIONS WITH RELATED PERSONS

2007 Transactions.

During 2007 there were no, and there are no currently proposed transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(a) of the SEC’s Regulation S-K promulgated by the SEC.

Policies And Procedures For Review, Approval, or Ratification.

In March 2007, our Board of Directors adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

For purposes of the policy:

•

an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

•

a “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) beneficial owner of greater than 5 percent of our common stock, or (c) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Audit Committee (the “Committee”) reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions.

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000. These transactions include:

•	Employment of executive officers;

•	Director compensation;

•	Certain transactions with other companies;

•	Transactions where all shareholders receive proportional benefits; and

•	Transactions involving competitive bids.

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and/or key employees and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
William E. Redmond, Jr.	48	President, Chief Executive Officer and Director
George G. Gilbert	59	Vice President and General Manager—GT Technologies
Douglas J. Grierson	43	Vice President and Controller
James Imbriaco	55	Vice President, General Counsel and Secretary
Robert D. Novo	50	Vice President of Human Resources and Environmental Health and Safety
Vincent J. Opalewski	45	Vice President and General Manager—General Chemical
Thomas B. Testa	46	Vice President and Chief Financial Officer

For information regarding Mr. Redmond, see the “Information Concerning the Directors and Director Nominees” section of this Proxy Statement.

George G. Gilbert, 59, Vice President and General Manager—GT Technologies since 2001. From 1997 to 2001, Mr. Gilbert held the position of Vice President Technical Services/Strategic Development, for Simpson Industries.

Douglas J. Grierson, 43, Vice President and Controller since April 2005. Mr. Grierson served as Director of Accounting and Assistant Controller from June 1999 to April 2005. Prior to joining the Company, Mr. Grierson served as the Director of Internal Audit of Quest Diagnostics Incorporated since January 1997.

James Imbriaco, 55, Vice President, General Counsel and Secretary since July 2005. From May 2004 to June 2005, Mr. Imbriaco held the position of Consulting Corporate Counsel with Bowne & Co., Inc. From October 2000 to August 2003, Mr. Imbriaco held the position of Vice President, General Counsel and Secretary with Agency.com, Ltd. From June 1997 until September 2000, Mr. Imbriaco served as Deputy General Counsel of The Times Mirror Company and General Counsel of the Baltimore Sun Company.

Robert D. Novo, 50, Vice President of Human Resources and Environmental Health and Safety since August 2004. Mr. Novo served as the Vice President of Human Resources from July 2003 to August 2004. Prior to July 2003, Mr. Novo held various senior level human resource positions with Honeywell International since 1995.

Vincent J. Opalewski, 45, Vice President and General Manager—General Chemical since September 2006. Prior to that he was General Chemical’s Vice President—Sales and Marketing. Mr. Opalewski joined General Chemical in 1990 and has held a number of positions with increasing responsibility in finance, sales/marketing and general management. From 1999–2005, was the General Manager of the Company’s Sulfur Products business.

Thomas B. Testa, 46, Vice President and Chief Financial Officer since September 2006. Vice President and General Manager—General Chemical from August 2004 to September 2006. From April 2002 to August 2004, Mr. Testa served as Vice President—Operations for the General Chemical. He previously served as General Manager of the Electronic Chemicals business group from October 1997 to April 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The compensation of all named executive officers (NEOs) and all other executive officers is performance-based. The Compensation Committee believes that compensation paid to executive officers should be aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Unless otherwise noted, our references to our executive officers includes NEOs.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure executive officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

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Provide incentives for executive officers to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas thereby increasing the Company’s stock price and maximizing shareholder value.

The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be variable and directly related to Company performance that directly influences stockholder value. Accordingly, the Company sets goals designed to link each executive officer’s compensation to the Company’s performance. Consistent with our performance-based philosophy, the Company provides a base salary to each of our executive officers as well as a significant incentive based compensation component. For the Company’s executive management team the Company reserves the largest potential compensation awards for performance and incentive-based programs. Those programs include annual cash and long-term equity awards based on the financial performance of the Company, as well as appropriate consideration of the total direct compensation received by executive officers performing similar job functions at companies in a broad-based Comparator Group (as defined below). The Compensation Committee allocates total compensation between cash incentives and equity compensation based on benchmarking to the broad-based Comparator Group, discussed below, while considering the balance between providing short-term incentives and long-term value creation to align the interests of management with stockholders. The balance between equity and cash compensation among executive officers is evaluated annually using the above criteria.

To tie compensation to performance, there is no minimum award of compensation required by either the Company’s performance-based short-term cash compensation program or the Company’s long-term equity compensation program, except in the case of the CEO, who is entitled to receive an annual equity grant equal to at least 125% of his annual base salary under the terms of his employment agreement.

Determination of Compensation

In determining the level of compensation provided to our executive officers, the Compensation Committee assesses the Company’s overall performance against our EBITDA and Free Cash Flow plans, an assessment of the Company’s performance versus the NASDAQ market index and our competitiveness relative to the broad-based Comparator Group.

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to the Company’s executive officers. Consistent with prior years, an independent compensation consultant was retained by the Compensation Committee to assist it in the determination of the key elements of the Company’s compensation programs. The compensation consultant engaged by the Compensation Committee is an employee of Towers Perrin, an independent, nationally recognized, consulting firm specializing in compensation matters.

The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers at the companies comprising the broad-based Comparator Group. The compensation consultant also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon the compensation consultant’s recommendations, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion of compensation weighted towards the variable components to ensure that total compensation reflects the overall success of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders.

To aid the Compensation Committee in making its determination, the CEO reviews the compensation of all executive officers and provides recommendations annually to the Compensation Committee regarding the compensation of such officers. Each of the named executive officers reports directly to the CEO. Each participates in an annual performance review with the CEO to provide input about the executive officer’s contributions to the Company’s success for the period being assessed. The Compensation Committee then reviews the recommendations of the CEO and the performance of the CEO’s direct reports. The Compensation Committee uses the information provided by the CEO and the performance against objectives to determine base salaries and the appropriate amounts of variable cash and stock-based incentive compensation based on the information and factors discussed above.

Compensation Benchmarking and the Broad-Based Comparator Group

The Company sets base salary and annual incentive targets to fall within a range between the median and the 75th percentile of executive officers with similar compensation elements performing similar job functions at companies in the broad-based Comparator Group of companies that consists of general manufacturing and chemical companies. This approach minimizes the effects of changes to the group due to changes in database participation or mergers/acquisitions; lessens the impact a single entity can have on the overall data; provides more consistent results; and better reflects the market in which the Company competes for executive talent.

To determine the appropriate level of compensation, the Company’s independent compensation consultant annually reviews compensation surveys of that broad-based Comparator Group. Our annual review indicates that we are providing short-term annual cash and long-term equity compensation that falls between the median and 75th percentile of similar compensation elements of total compensation for executive officers at companies in the broad-based Comparator Group performing similar functions as our NEOs. The Company believes the design of base and incentive compensation appropriately provides market compensation to the Company’s executive officers. Overall, our independent compensation consultant determined that our compensation programs, as structured, are at market relative to the broad-based Comparator Group.

In 2007, our compensation consultant utilized three compensation surveys to develop our broad-based Comparator Group of several hundred general manufacturing and chemical companies: the 2006 Towers Perrin Executive Compensation Database; the 2006/2007 Watson Wyatt Top Management Compensation Report; and the 2006 Mercer Executive Database (the companies whose compensation data are reflected in the foregoing surveys comprise, and are referred to herein as, the broad-based “Comparator Group”).

Our compensation consultant created aggregated pooled data from these surveys and created an analysis that adjusted the compensation numbers for the Comparator Group to reflect the size of our Company so that the Compensation Committee could compare the compensation awarded to our executive officers to the aggregate pooled data reviewed by the Compensation Committee. The compensation consultant’s analysis provided total compensation information based on position and responsibilities. The Compensation Committee intends to continue using similar reports from its compensation consultant to assist the Compensation Committee with analyzing the Company’s executive compensation policies and practices.

Base Compensation

The Company provides its executive officers with a base salary that falls between the median and the 75th percentile of the base salaries paid to similarly situated executives at companies in the Comparator Group. In setting base salaries for the Company’s executive officers, the Compensation Committee reviewed the compensation consultant’s analyses of the pooled data derived from the compensation surveys using the broad-based Comparator Group as discussed above. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and approved by the Compensation Committee, and for the CEO, as assessed by the Compensation Committee and approved by the Board of Directors. Effective May 1, 2007, the Company implemented base salary merit increases for employees, including the NEOs. Mr. Redmond’s base salary increased 5.56%, from $630,000 to $665,000; Mr. Testa’s base salary increased 3.00% from $300,000 to $309,000; Mr. Novo’s base salary increased 2.52% from $278,000 to $285,000; Mr. Opalewski’s base salary increased 5.20% from $250,000 to $263,000; and Mr. Imbriaco’s base salary increased 3.30% from $222,000 to $230,000. The percentages increases in each NEO’s salary were determined based upon the Company’s compensation objectives of attracting and retaining the NEOs, and the increases were implemented to maintain the salary level for each NEO within the median to 75th percentile of the range of salaries of similarly situated executives of companies within the Comparator Group.

Performance-Based Short-Term Incentive Compensation

Performance Goals

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive cash bonus compensation in the event certain specified operating and individual performance measures are achieved. In determining the short term incentive compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and the executive’s performance in a number of areas. Performance targets are established at levels that are moderately difficult and require enhanced focus, effort and diligence to achieve.

The annual short-term incentive program consists of bonuses paid in cash. The general criteria for evaluating the performance of the Company and executive officers includes an internally developed EBITDA metric (60%), Free Cash Flow (25%) and Personal Measurable Objectives (15%) as set forth in the chart below. These EBITDA and Free Cash Flow metrics, which are not reported in the Company’s audited financial statements, are calculated as follows:

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EBITDA: Net Income/(loss) is adjusted by adding back: net interest expense, income tax expense, depreciation & amortization, restructuring and impairment charges, (gains)/losses on disposition of long-term assets, (income)/loss from discontinued operations, and certain other items that we believe are likely to be one-time/non-recurring items. It should be noted that the one-time items used to adjust EBITDA for compensation measurement may differ from those used in adjusted EBITDA measurements included in other public disclosures.

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Free Cash Flow: EBITDA minus: capital expenditures (measured on an accrual basis), increase/(decrease) in operating working capital (measured as accounts receivable plus inventory minus accounts payable), cash tax payments, cash payments for pension and retiree medical, net cash interest and principal payments, cash restructuring payments, and cash paid against environmental liabilities plus certain asset sale proceeds which the Compensation Committee in its discretion deems appropriate.

Bonus targets in 2007 for all NEOs other than Mr. Redmond were 60% of base salary. The 2007 bonus target for Mr. Redmond, established in accordance with his employment agreement, was 75% of base salary.

With respect to the EBITDA and Free Cash Flow targets, (i) the amounts payable under the Company’s short-term incentive program for executive officers at the corporate level, including all NEOs other than Mr. Opalewski, are based upon the overall Company’s actual performance measured against such targets, and (ii) the amounts payable under the Company’s short-term incentive program for executive officers at the operating company level, including Mr. Opalewski, are generally based upon the specific business’ actual performance measured against such targets. Mr. Opalewski (Vice President and General Manager, General Chemical) is the only NEO whose short-term incentive bonus was based in part upon the achievement of operating company level targets.

The following chart sets forth the performance criteria and their relative weights in determining the amounts of actual annual short-term cash incentives. The actual amounts that may be paid at threshold, target and maximum performance are set forth in the Grant of Plan-Based Awards During 2007 table below.

Performance Criteria	Relative Weight	Threshold Performance Level	Maximum Payment Performance Level
EBITDA	60%	95% with 95% achievement of objective	175% with 137.5% achievement of objective
Free Cash Flow	25%	95% with 95% achievement of objective	175% with 137.5% achievement of objective
Measurable Personal Objectives	15%	95% with 95% achievement of objective	175% with 137.5% achievement of objective

In 2007, the Company wide EBITDA and Free Cash Flow targets were $89.7 million and $11.3 million, respectively. In 2007, the EBITDA and Free Cash Flow targets for the Performance Chemicals segment were $68.0 million and $28.2 million, respectively.

The short-term incentive program is designed to encourage “over achievement” of business targets. Payout of annual cash bonuses is linear at 95% to 100% achievement of target and then increases by two points of payout for every point of “over achievement” above 100% to a maximum payout of 175% (137.5% achievement of target). The Compensation Committee may, at its sole discretion, make exceptions to this threshold and grant partial payments based upon business circumstances. The Compensation Committee determined that the Company’s and the Performance Chemicals segment’s results for their EBITDA objectives were 104% and 121%, respectively, and their Free Cash Flow objectives were 173% and 190%, respectively.

INDIVIDUAL PERFORMANCE TARGETS OF THE NAMED EXECUTIVE OFFICERS

Mr. William Redmond

Mr. Redmond has served as the Company’s President and Chief Executive Officer since May, 2005. During his tenure with the Company, Mr. Redmond has significantly reshaped the Company’s portfolio of businesses in order to focus the Company’s resources more appropriately on its core businesses, achieve consistent earnings growth, materially improve free cash flow, and reduce the Company’s debt, thereby providing significant benefits to the Company’s shareholders and better positioning the Company for future growth.

At the beginning of each year, Mr. Redmond develops personal objectives that he believes need to be achieved for the Company to be successful, which he then reviews with the Compensation Committee. These objectives include both quantitative financial measurements and qualitative strategic and operational considerations and are focused on the factors that Mr. Redmond and the Compensation Committee believe create long-term shareholder value. Mr. Redmond reviews and discusses preliminary considerations as to his own compensation with the Compensation Committee. Mr. Redmond does not participate in the final determination of his own compensation.

In determining Mr. Redmond’s cash bonus compensation for 2007, the Compensation Committee considered his performance against the following personal goals and objectives under the Company’s short term incentive program: (i) closing of the divestiture of the Company’s Noma wire harness business and, in connection therewith, the restructuring of the Company’s balance sheet, (ii) creating value through the acceleration of cash flow to delever or repurchase shares of the Company’s stock, and (iii) the closing of at least one acquisition accretive to the Company’s 2007 business plan. The Compensation Committee reviewed Mr. Redmond’s performance against his personal objectives and concluded that he had exceeded his personal objectives. As a result of the Company’s achievements of its EBITDA and Free Cash Flow targets as previously discussed, and Mr. Redmond exceeding his specific personal objectives, Mr. Redmond received a cash bonus payment for 2007 in the amount of $656,000.

Mr. Redmond’s total compensation for 2007 is set forth in the Summary Compensation Table on page 22.

Each other named executive officer is a leader of an individual business or corporate-wide function. As part of the executive management team, they report directly to Mr. Redmond, who, in consultation with the executive, develops the personal objectives that each individual is expected to achieve, and against which their performance is assessed. Similar to Mr. Redmond, these objectives are reviewed with the Compensation Committee. Like Mr. Redmond, their objectives include both quantitative financial measurements and qualitative strategic and/or operational considerations affecting the Company and the businesses or function that the named executives lead.

Mr. Redmond leads the assessment of a named executive’s individual performance against the objectives, the company’s overall performance and the performance of the named executive officer’s business or function. He then makes initial bonus compensation and merit increase recommendations to the Compensation Committee for each executive officer. The executive officers do not play a role in their compensation determination, other than discussing with the CEO their individual performance against their predetermined objectives.

Mr. Thomas B. Testa

In determining Mr. Testa’s cash bonus compensation for 2007, the Compensation Committee considered his performance against the following personal goals and objectives under the Company’s short term incentive program: (i) the closing of the divestiture of the Company’s Noma wire harness business, including successfully managing a post-closing transition services agreement and working capital issues with no adverse impact to projected sale proceeds, and (ii) successfully closing the divestiture of the Company’s Defiance Testing & Engineering Services business, including coordinating contract negotiations and due diligence efforts with potential buyers. The Compensation Committee reviewed Mr. Testa’s performance against his personal objectives and concluded that he had achieved his personal objectives for 2007. In determining the actual amount of the cash bonus compensation paid to Mr. Testa for 2007, the Compensation Committee also considered other factors relating to Mr. Testa’s performance, including his management of the sale of the Reheis, Inc. antiperspirant business and the development of the transaction structure expected to achieve significant tax savings for the Company in the future, and structuring the open market repurchase of $7.1 million of the Company’s debt resulting in immediate cash savings to the Company. As a result of the Company’s achievements of its EBITDA and Free Cash Flow targets as previously discussed, Mr. Testa’s achievement of his specific personal objectives, and his performance of other important qualitative strategic and operational matters affecting the Company, Mr. Testa received a cash bonus payment for 2007 in the amount of $240,000.

Mr. Testa’s total compensation for 2007 is set forth in the Summary Compensation Table on page 22.

Mr. James Imbriaco

In determining Mr. Imbriaco’s cash bonus compensation for 2007, the Compensation Committee considered his performance against the following personal goals and objectives under the Company’s short term incentive program: (i) closing on the sales of certain excess assets (including real estate); (ii) resolution on acceptable terms of a dispute with a third party concerning deductible and counsel fee issues relating to certain litigation; (iii) the closing of the divestiture of the Company’s Noma wire harness business, and (iv) the closing of the divestiture of the Company’s Defiance Testing & Engineering Services business. The Compensation Committee reviewed Mr. Imbriaco’s performance against his personal objectives and concluded that he had exceeded his personal objectives. As a result of the Company’s achievements of its EBITDA and Free Cash Flow targets as previously discussed and Mr. Imbriaco exceeding his personal objectives, Mr. Imbriaco received a cash bonus payment for 2007 in the amount of $190,000.

Mr. Imbriaco’s total compensation for 2007 is set forth in the Summary Compensation Table on page 22.

Mr. Robert D. Novo

In determining Mr. Novo’s cash bonus compensation for 2007, the Compensation Committee considered his performance against the following personal goals and objectives under the Company’s short term incentive program: (i) realization of healthcare cost savings in connection with vendor consolidation and plan design changes; (ii) (A) negotiation of collective bargaining agreements in the Valve Actuation Systems Group in order to facilitate the move of a production facility to Tallahassee, FL and (B) negotiation and management of other collective bargaining agreements in a manner to curtail legacy pension and other post employment benefit costs, and (iii) management of risk insurance premium renewals in order to achieve insurance savings. The Compensation Committee reviewed Mr. Novo’s performance against his personal objectives and concluded that he had exceeded his personal objectives. In determining the actual amount of the cash bonus compensation paid to Mr. Novo for 2007, the Compensation Committee also considered his success in managing workers compensation claims against the Company, as well continuing to implement proactive safety measures. As a result of the Company’s achievements of its EBITDA and Free Cash Flow targets as previously discussed, Mr. Novo exceeding his specific personal objectives, and his performance of other important qualitative strategic and operational matters affecting the Company, Mr. Novo received a cash bonus payment for 2007 in the amount of $233,000.

Mr. Novo’s total compensation for 2007 is set forth in the Summary Compensation Table on page 22.

Mr. Vincent J. Opalewski

In determining Mr. Opalewski’s cash bonus compensation for 2007, the Compensation Committee considered his performance against the following personal goals and objectives under the Company’s short term incentive program: (i) completion of the renovation of a plant in Augusta, Georgia to utilize the plant for raw material production for the Company’s Performance Chemicals business unit; (ii) achievement of one corporate acquisition accretive to the Performance Chemicals business unit corporate strategic plan for 2007; and (iii) completion of the successful start-up and integration of an accounting system software project for the Performance Chemicals business unit prior to April 1, 2007. The Compensation Committee reviewed Mr. Opalewski’s performance against his personal objectives and concluded that he had achieved his personal objectives for 2007. In determining the actual amount of the cash bonus compensation paid to Mr. Opalewski for 2007, the Compensation Committee also considered other factors relating to his performance, including his successful management of the Performance Chemicals Group resulting in the achievement of EBITDA nearly 20% higher than the EBITDA objective and Free Cash Flow for the Group nearly 90% higher than the Free Cash Flow objective. As a result of the Group materially exceeding its EBITDA and Free Cash Flow targets, and Mr. Opalewski’s achievement of his specific personal objectives, Mr. Opalewski received a cash bonus payment for 2007 in the amount of $300,000.

Mr. Opalewski’s total compensation for 2007 is set forth in the Summary Compensation Table on page 22.

The Compensation Committee believes that the performance based short-term incentive compensation awarded by the Company provides incentives necessary to retain executives and reward them for short-term Company performance.

Discretionary Long-Term Equity Incentive Awards

As discussed above, the Company believes, based on its performance based approach to compensation, that equity ownership in the Company is important to retain executives and to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains, while creating an incentive for sustained Company growth. To meet these objectives, the Company’s executive officers, along with certain other key executives, are eligible to receive stock option or restricted stock grants under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan (“LTIP”).

LTIP awards are comprised of stock options and restricted stock, including performance contingent restricted stock. The value of an LTIP award to each key executive is determined and approved by the Compensation Committee based upon several factors, including the key executive’s past performance, performance of the Company, incenting future performance, and market survey data to determine the appropriate annual grant levels in relation to executives performing similar job functions at companies in the broad-based Comparator Group. LTIP awards have historically been determined and awarded in May of each year.

Stock options and restricted stock, other than performance contingent restricted stock, are subject to a three-year vesting schedule in order to provide an incentive for continued employment and performance. The 2007 awards of performance contingent restricted stock vest, if at all, in three approximately equal tranches upon the achievement by the Company (as determined by the Compensation Committee) of certain pre-determined performance metrics. In 2007, the Compensation Committee determined that the Company had achieved its initial performance metric consisting of corporate LTM EBITDA of $92 million, and as a result, the first tranche of the 2007 performance contingent restricted stock award for all corporate executives, including all NEOs other than Mr. Opalewski, vested. In the case of Mr. Opalewski, the Compensation Committee determined in 2007 that the Performance Chemicals Group had achieved its initial performance metric consisting of LTM EBITDA of $72 million, and as a result, the first tranche of the 2007 performance contingent restricted stock award for all of the Performance Chemicals Group executives, including Mr. Opalewski, vested.

Stock options expire ten years from the date of the grant. These restrictions provide a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s shares. The exercise price of stock options granted under the LTIP is 100% of the closing price of the underlying stock on the date of grant or the date immediately preceding the date of grant.

Please refer to the Grant of Plan-Based Awards During 2007 Table on page 23 for specific information concerning LTIP awards granted to all NEOs during 2007.

Defined Contribution Plans

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. During 2007, all of the NEOs participated in the 401(k) Plan. The 401(k) Plan permits eligible employees of the Company to defer up to 30% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of eight percent of the participant’s annual salary and subject to certain other limits. Plan participants are subject to five year ratable vesting in the amounts contributed by the Company.

Defined Benefit Pension Plans

On April 1, 2004, the Company froze the accumulation of benefits under the General Chemical Corporation Salaried Employee’s Pension Plan (the “GCC Pension Plan”). Messrs. Novo, Opalewski and Testa are the only NEOs with accrued benefits under the GCC Pension Plan. The benefits under the GCC Pension Plan are now determined by a participant’s frozen credited years of service and frozen credited compensation. The formula under the GCC Pension Plan for determining benefits at normal retirement age (age 65) is generally the greater of (a) the sum of (i) 1.1% of monthly frozen credited compensation multiplied by frozen credited years of service, and (ii) 0.4% of monthly frozen credited compensation in excess of the social securities earnings limit multiplied by frozen credited years of service, and (b) 2.0% of monthly frozen credited compensation multiplied by frozen credited years of service (not in excess of 25), minus 64% of the primary social security benefit.

Employment Agreements

None of the executive officers other than Mr. Redmond have employment agreements with the Company.

Employment Agreement with Mr. Redmond

The Company is party to an employment agreement with Mr. Redmond, its President and Chief Executive Officer. Pursuant to this agreement, dated May 23, 2005, Mr. Redmond serves on an “at-will” basis. Mr. Redmond’s annual base salary is subject to annual review and adjustment by the Compensation Committee. Mr. Redmond is also eligible for an annual bonus, targeted at 75% of his base salary with an actual award range of zero to 200%, to be based upon accomplishment of pre-determined goals and objectives, as set and agreed upon by the Compensation Committee. Mr. Redmond is also entitled to receive annual grants under the LTIP equal to 125% of his base salary consisting of grants of restricted shares of the Company’s Common Stock and stock options to purchase shares of the Company’s Common Stock. In addition, the Agreement entitles Mr. Redmond to participate in all other welfare benefit plans maintained by the Company including 401(k), life, medical, dental, disability and other.

The Agreement provides for certain severance payments and benefits to Mr. Redmond in the event of certain terminations of employment and in the event of certain terminations of employment in connection with a change of control, as fully described below under the section titled “Executive Benefits and Payment Upon Termination.”

Severance and Change of Control Arrangements

The Company provides NEOs with severance payments upon their termination of employment under certain circumstances, including in connection with a change of control or business sale. Such circumstances are fully described under the section titled “Executive Benefits and Payments Upon Termination”. The Company believes that providing NEOs with severance payments upon certain terminations of employment permits the Company to remain competitive with the companies comprising the Comparator Group, and is therefore essential to its objective of attracting and retaining NEOs of superior ability and managerial talent.

Other Elements of Compensation and Perquisites

Medical Insurance. The Company provides to each NEO and the NEO’s spouse and children, such health and dental insurance as the Company may from time to time make available to its other employees. In addition to the Company’s medical coverage, Mr. Redmond is also entitled to receive reimbursement of up to $5,000 per calendar year for out of plan expenses.

Life, Disability and Travel Insurance. The Company provides each executive officer such disability, life and/or business travel and accident insurance as the Company in its sole discretion makes available to its other employees.

Automobile Allowance and Travel Reimbursement. The Company provides Messrs. Testa and Opalewski with an automobile allowance during the term of their employment with the Company and has reimbursed Mr. Redmond for certain limited travel expenses between his home in upstate New York and the Company’s corporate offices.

Policies with Respect to Equity Compensation Awards

The Company evaluates the allocation of equity awards to executive officers among stock option grants and restricted stock grants under the Company’s LTIP by reference to the broad-based Comparator Group discussed above. The Company grants all equity incentive awards based on the closing price as of the date of grant or the date immediately preceding the date of grant. The exercise price for stock option grants and similar awards is determined by looking at the quoted closing price on the NASDAQ on the date of grant or the date immediately preceding the date of grant. In addition to the annual equity grants described above, the Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors.

Summary Compensation Table for 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William E. Redmond, Jr. President, Chief Executive Officer	2007	653,333	—	971,973	217,956	656,000	—	8,380	2,507,642
and Director	2006	620,000	177,400	310,133	181,042	642,600	—	7,999	1,939,174
Thomas B. Testa Vice President and	2007	306,000	11,000	300,807	50,555	229,000	(11,184)	22,661	908,839
Chief Financial Officer	2006	268,534	28,500	97,976	51,855	331,049	10,374	21,091	809,379
James Imbriaco Vice President, General Counsel	2007	227,333	11,000	167,556	35,549	179,000	—	8,665	629,103
and Secretary	2006	219,375	17,200	45,003	28,213	172,800	—	7,873	490,464
Robert D. Novo Vice President of Human Resources and Environmental	2007	282,667	8,000	236,210	44,469	225,000	(493)	9,642	805,495
Health And Safety	2006	275,333	15,200	122,883	46,072	214,800	691	9,205	684,184
Vincent J. Opalewski Vice President and General Manager—	2007	258,667	73,000	184,498	32,325	227,000	(11,550)	15,326	779,266
General Chemical	2006	229,424	42,600	39,659	31,212	205,039	9,961	16,913	574,808

(1)	The amounts in this column represent discretionary cash bonuses that were not granted pursuant to an incentive plan based on achievement of specific performance metrics.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2007 and prior years under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. For additional information, including any information regarding the assumptions made in the valuation of the awards, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the award. See the Grants of Plan-Based Awards Table for additional information on awards granted in 2007.

(3)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of stock options granted in 2007 and prior years under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions used with respect to grants of stock options made prior to 2006, refer to note 2 of the Company financial statements in the Form 10-K as filed with the SEC for the respective fiscal year. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the awards. See the Grants of Plan-Based Awards Table for additional information on stock options granted in 2007.

(4)

This column represents cash awards to the NEO for current year performance under the Company’s Short Term Incentive Plan. Payment of awards earned for current year performance were made in March of the subsequent year under the Short Term Incentive Plan. In addition, the amounts for Messrs. Testa and Opalewski in 2006 include cash incentive awards earned under the Company’s 2003 Management and Directors’ Long Term Incentive Plan of $59,549 and $47,639, respectively.

(5)

The amounts in this column represent the aggregate increase (decrease) in the actuarial present value of the pension benefit for each named executive officer entitled to such a benefit. No named executive officer received preferential or above-market earnings on deferred compensation in 2007 or 2006.

(6)

All Other Compensation for each named executive officer consists of 401(k) matching contributions paid by the Company and Group Term Life Insurance premiums paid by the Company on behalf of each named executive officer. In addition to the foregoing, for Messrs. Testa and Opalewski, the amounts include car allowances in the amount of $13,200 and $9,200, respectively.

Grant of Plan-Based Awards During 2007

The plans under which the awards described in the following table were made include the Company’s Short Term Incentive Plan, pursuant to which the non-equity incentive plan awards were granted, and the GenTek Inc. Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan, pursuant to which the equity incentive plan awards were granted. These plans, including the performance metrics upon which awards were based, are generally described in the Compensation Discussion and Analysis preceding the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
William E. Redmond, Jr.		284,000	499,000	873,000	(5)
	05/24/2007							23,967	35.08	201,083
	05/24/2007					26,272				921,622
	05/24/2007						15,881			557,105
Thomas B. Testa		106,000	185,000	324,000
	05/24/2007							5,862	35.08	49,182
	05/24/2007					6,426				225,424
	05/24/2007						3,884			136,251
James Imbriaco		79,000	138,000	242,000
	05/24/2007							4,363	35.08	36,606
	05/24/2007					4,783				167,788
	05/24/2007						2,891			101,416
Robert D. Novo		97,000	171,000	299,000
	05/24/2007							4,758	35.08	39,920
	05/24/2007					5,215				182,942
	05/24/2007						3,153			110,607
Vincent J. Opalewski		90,000	158,000	276,000
	05/24/2007							4,363	35.08	36,606
	05/24/2007					4,783				167,788
	05/24/2007						2,891			101,416

(1)

These columns show the range of payouts targeted for 2007 performance under the Company’s Short Term Incentive Plan as described in the section titled “Performance-Based Short-Term Incentive Compensation” under the Compensation Discussion and Analysis. The bonuses earned for performance in 2007 and paid in 2008 were made based on the performance metrics described in the Compensation Discussion and Analysis and are shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation”.

(2)

Awards of performance contingent restricted stock granted under the Amended and Restated 2003 Management and Director’s Long Term Incentive Plan. Awards of performance contingent restricted stock vest upon the attainment of certain predetermined performance metrics.

(3)	Awards of restricted stock granted under the Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan. All awards of restricted stock are subject to a three year vesting schedule.

(4)

Awards of stock options granted under the Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan. All stock options are granted with exercise prices equal to the closing price of a share of Common Stock on the day immediately prior to or the day of the date of grant, are subject to a three year vesting schedule and expire ten years following the date of grant.

(5)

While Mr. Redmond’s employment agreement provides that he may be entitled to an annual cash incentive award of up to 200% of his base salary, the Short Term Incentive Plan provides for annual awards no greater than 131% of base salary. The amounts in this column do not reflect the maximum annual incentive award Mr. Redmond could be entitled to in excess of 131% of his base salary.

Outstanding Equity Awards at December 31, 2007

The following table provides information regarding the stock options and stock awards held by the named executive officers as of December 31, 2007, including the unexercised and unvested stock option awards and unvested restricted stock awards. The vesting dates for each grant of stock options and restricted stock are set forth in the footnotes following the table. For additional information regarding the stock options and stock awards set forth in the following table, see the section titled “Discretionary Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis.

Name	Option Awards				Stock Awards
					Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William E. Redmond, Jr.	38,614	20,307	11.08	05/26/2015	36,645	1,072,599	17,603	515,240
	10,342	20,684	26.92	05/11/2016
		23,967	35.08	05/24/2017
Thomas B. Testa	10,332		11.03	03/19/2014	10,971	321,121	4,306	126,037
	9,022	4,511	12.11	08/16/2015
	1,924	3,849	26.92	05/11/2016
		5,862	35.08	05/24/2017
James Imbriaco	5,615	2,808	12.11	08/16/2015	5,598	163,853	3,205	93,810
	1,486	2,972	26.92	05/11/2016
		4,363	35.08	05/24/2017
Robert D. Novo		4,305	12.11	08/16/2015	9,344	273,499	3,495	102,299
		3,601	26.92	05/11/2016
		4,758	35.08	05/24/2017
Vincent J. Opalewski	8,816		11.03	03/19/2014	5,493	160,780	3,205	93,810
	4,717	2,359	12.11	08/16/2015
	1,092	2,185	26.92	05/11/2016
		4,363	35.08	05/24/2017

(1)

All stock options vest 33.33% on each of the first three anniversaries of the grant date, respectively, and expire on the date shown in the Option Expiration Date column. The remaining vesting dates for unvested options held by each named executive officer are as follows:

•	Mr. Redmond: 20,307 vest on May 26, 2008; 10,342 vest on each of May 11, 2008 and May 11, 2009; and 7,989 vest on each of May 24, 2008, May 24, 2009 and May 24, 2010.

•	Mr. Testa: 4,511 vest on August 16, 2008; 1,924 vest on May 11, 2008; 1,925 vest on May 11, 2009; and 1,954 vest on each of May 24, 2008, May 24, 2009 and May 24, 2010.

•	Mr. Imbriaco: 2,808 vest on August 16, 2008; 1,486 vest on each of May 11, 2008 and May 11, 2009; 1,454 vest on each of May 24, 2008 and May 24, 2009; and 1,455 vest on May 24, 2010.

•	Mr. Novo: 4,305 vest on August 16, 2008; 1,800 vest on May 11, 2008; 1,801 vest on May 11, 2009; and 1,586 vest on each of May 24, 2008, May 24, 2009 and May 24, 2010.

•	Mr. Opalewski: 2,359 vest on August 16, 2008; 1,092 vest on May 11, 2008; 1,093 vest on May 11, 2009; 1,454 vest on each of May 24, 2008 and May 24, 2009; and 1,455 vest on May 24, 2010.

(2)

All stock awards vest 33%, 33% and 34% on each of the first three anniversaries of the grant date, respectively. The remaining vesting dates for unvested shares held by each named executive officer are as follows:

•	Mr. Redmond: 6,905 vest on May 26, 2008; 6,826 vest on June 12, 2008; 7,033 vest on June 12, 2009; 5,240 vest on May 24, 2008; 5,241 vest on May 24, 2009; and 5,400 vest on May 24, 2010.

•

Mr. Testa: 1,151 vest on September 12, 2008; 1,270 vest on June 12, 2008; 1,309 vest on June 12, 2009; 1,653 vest on September 8, 2008; 1,704 vest on September 8, 2009; 1,281 vest on May 24, 2008; 1,282 vest on May 24, 2009; and 1,321 vest on May 24, 2010.

•	Mr. Imbriaco: 717 vest on September 12, 2008; 980 vest on June 12, 2008; 1,010 vest on June 12, 2009; 954 vest on each of May 24, 2008 and May 24, 2009; and 983 vest on May 24, 2010.

•	Mr. Novo: 1,098 vest on September 12, 2008; 2,508 vest on June 12, 2008; 2,585 vest on June 12, 2009; 1,040 vest on each of May 24, 2008 and May 24, 2009; and 1,073 vest on May 24, 2010.

•

Mr. Opalewski: 578 vest on December 16, 2008; 276 vest on September 8, 2008; 284 vest on September 8, 2009; 721 vest on September 12, 2008; 743 vest on September 12, 2009; 954 vest on each of May 24, 2008 and May 24, 2009; and 983 vest on May 24, 2010.

(3)	The market value of the stock awards is based on the closing market price of a share of Common Stock as of December 31, 2007, which was $29.27.

(4)

Performance contingent restricted stock awards vest 33%, 33% and 34% upon attainment of each of three predetermined performance metrics. In the event that the applicable predetermined performance metric is not attained within four years from the grant date, the applicable portion of the award is forfeited.

Option Exercises and Stock Vested for 2007

The following table provides information for the named executive officers regarding the stock options each named executive officer exercised and the value realized, if any, and the number of shares of Common Stock each named executive officer acquired upon vesting of restricted stock awards and the value realized during 2007.

Name	Option Awards		Stock Awards
	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
			Number of Shares Acquired On Vesting (#)	Values Realized On Vesting ($)(2)
William E. Redmond, Jr.	2,000	44,380	22,195	726,131
Thomas B. Testa	3,500	84,055	6,442	197,488
James Imbriaco	0	0	3,253	101,078
Robert D. Novo	21,823	412,965	5,503	175,217
Vincent J. Opalewski	0	0	3,362	100,104

(1)	Value realized upon the exercise of each option was equal to the market price of a share of Common Stock on the date of exercise minus the exercise price of the option.

(2)	Value realized upon the vesting of a share of stock was equal to the market value of a share of Common Stock on the vesting date.

Pension Benefits as of December 31, 2007

The following table quantifies the benefits expected to be paid from the General Chemical Corporation Salaried Employees Pension Plan (the “Pension Plan”), a frozen defined benefit pension plan maintained by a subsidiary of the Company, to certain named executive officers.

The frozen Pension Plan is a defined benefit plan that generally benefits full-time, salaried employees of the Company and its subsidiaries. A participating employee’s annual retirement benefit is determined by the employee’s frozen credited service under the Pension Plan and frozen average annual earnings. Annual earnings include principally salary, overtime and short-term incentive compensation. Notwithstanding the freezing of the benefits, the Pension Plan provides that a participating employee’s right to receive benefits becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Benefits under the Pension Plan were frozen for all participants, effective April 1, 2004, and no employees were allowed to begin participating in the Pension Plan after such date. The Pension Plan, and the benefits payable to the named executive officers identified below, are described in the section of the Compensation Discussion and Analysis titled “Defined Benefit Pension Plans.”

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas B. Testa	General Chemical Corporation Salaried Employees Pension Plan	13	179,615	—
Robert D. Novo	General Chemical Corporation Salaried Employees Pension Plan	1	12,202	—
Vincent J. Opalewski	General Chemical Corporation Salaried Employees Pension Plan	13	171,650	—

(1)	Years of credited services as well as credited compensation were frozen as of April 1, 2004.

(2)

This column represents the actuarial present value of accumulated benefits under the plan, computed as for the latest annual audited financial statements of the Company. The actuarial present value was calculated in accordance with the method and with the same assumptions outlined in footnote 7 to the Company’s financial statements.

Executive Benefits and Payments Upon Termination

Mr. Redmond receives payments upon termination of employment pursuant to his employment agreement and Mr. Imbriaco receives payments upon termination of employment pursuant to his severance agreement. These amounts may increase if the termination is connected with a change of control of the Company or a business sale of Company assets. All other NEOs receive payments upon termination of employment pursuant to the Company’s Key Employee Retention Plan (the “KERP”). All NEOs participate in the LTIP, which provides for accelerated vesting of stock options and restricted stock awards upon a change of control of the Company. None of the NEOs have entered into any plans, arrangements or agreements with the Company providing for payments upon termination of employment, change of control of the Company, or a business sale of Company assets, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of the Company, except as described below.

Termination of Employment Not in Connection with a Change of Control or Business Sale

•  Mr. Redmond

If the employment of Mr. Redmond is terminated by the Company without cause or is terminated by Mr. Redmond for good reason (as such terms are defined in Mr. Redmond’s employment agreement), and such termination is not connected with a change of control of the company or business sale of Company assets, Mr. Redmond is entitled to receive: (i) a lump-sum payment equal to two times his annual base salary as of the date of termination, subject to his execution of a general release of claims, (ii) two years of continued coverage under the Company’s medical and other health plans in which he participated immediately prior to his date of termination; and (iii) two years of continued membership in the Company’s perquisite programs in which he participated immediately prior to his date of termination (e.g., reimbursements for certain medical expenses).

•  Mr. Imbriaco

If the Company terminates the employment of Mr. Imbriaco for any reason other than cause he is entitled to receive, subject to executing a general release of claims: (i) a severance payment equal to his annual base salary, payable over twelve months after the date of his termination, and (ii) twelve months of continued coverage under the medical and other health plans sponsored by the Company. Mr. Imbriaco is subject to non-competition and non-solicitation covenants for twelve months following his termination of employment for any reason.

•  All Other NEOs

Pursuant to the KERP, if the employment of any participant is terminated (i) by the Company for any reason other than cause, (ii) by the participant for good reason, or (iii) due to the participant’s death or disability (as such terms are defined in the KERP), the participant (or his beneficiary) is entitled to receive a lump-sum cash payment ranging from six months to twenty-four months of his annual salary on the termination date, depending on the identity of the participant. In addition, the participant will continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) for a period of time equal to the number of months of his severance payment. Receipt of payments and benefits under the KERP is subject to the execution and delivery to the Company of a general release of claims and a non-competition and non-solicitation agreement.

•  LTIP

In the event of the death or disability of a participant in the LTIP (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

Change of Control

•  LTIP

In the event of a change of control of the Company (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

•  Mr. Redmond

In the event that the Company terminates the employment of Mr. Redmond without cause or Mr. Redmond terminates his employment for good reason within three months prior to or twelve months following a change of control of the Company (as such terms are defined in the Mr. Redmond’s employment agreement), then Mr. Redmond is entitled to receive the following payments and benefits (collectively, the “Change of Control Benefits”): (i) a severance payment equal to three times his annual base salary as of the date of termination, subject to his execution of a general release of claims; (ii) accelerated vesting of any outstanding restricted stock awards under the LTIP; (iii) three years of continued coverage under the Company’s medical and other health plans in which he participated immediately prior to his date of termination; and (iv) three years of continued membership in the Company’s perquisite programs in which he participated immediately prior to his date of termination (e.g., reimbursements for certain medical expenses). Mr. Redmond is subject to non-competition and non-solicitation covenants for two years following his termination of employment for any reason.

Business Sale of Company Assets

•  LTIP

In the event that the Company terminates the employment of an NEO without cause at the time of or following a business sale of Company assets (as such term is defined in letter agreements with NEOs), all stock options and restricted stock awards held by such NEO and outstanding immediately prior to termination of employment will become fully vested.

•  Mr. Redmond

In the event that the Company terminates the employment of Mr. Redmond without cause at the time of or following a business sale of Company assets (as such term is defined in letter agreement with Mr. Redmond), then Mr. Redmond is entitled to receive the Change of Control Benefits, and full and immediate vesting of all outstanding equity awards held by Mr. Redmond to the extent outstanding immediately prior to the date of termination.

Potential Payments Upon Termination of Employment, Change of Control of the Company, or a Business Sale of Company Assets

The following table provides the potential payments that each NEO would be entitled to receive upon certain terminations of employment and upon certain terminations of employment in connection with a change of control of the Company or a business sale of Company assets, assuming that (i) such termination occurred on December 31, 2007, and (ii) the price per share of Company common stock subject to the equity awards equals $29.27, the closing market price on December 31, 2007.

Name	Description	Voluntary($)	Involuntary for Cause($)	Involuntary Without Cause($)	Voluntary for Good Reason($)	Without Cause or for Good Reason Related to a Change of Control or Business Sale($)
William E. Redmond, Jr.	Severance Cost	—	—	1,330,000	1,330,000	1,995,000
	Value of Benefits Continuation(1)	—	—	27,900	27,900	41,900
	Stock Options Accelerated Vesting (2)	—	—	—	—	417,992
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	1,587,839
Thomas B. Testa	Severance Cost	—	—	618,000	618,000	618,000
	Value of Benefits Continuation	—	—	23,000	23,000	23,000
	Stock Options Accelerated Vesting	—	—	—	—	86,454
	Restricted Stock Accelerated Vesting	—	—	—	—	447,158
James Imbriaco	Severance Cost	—	—	230,000	—	230,000
	Value of Benefits Continuation	—	—	10,400	—	10,400
	Stock Options Accelerated Vesting	—	—	—	—	55,169
	Restricted Stock Accelerated Vesting	—	—	—	—	257,664
Robert D. Novo	Severance Cost	—	—	570,000	570,000	570,000
	Value of Benefits Continuation	—	—	22,800	22,800	22,800
	Stock Options Accelerated Vesting	—	—	—	—	82,336
	Restricted Stock Accelerated Vesting	—	—	—	—	375,798
Vincent J. Opalewski	Severance Cost	—	—	263,000	263,000	263,000
	Value of Benefits Continuation	—	—	11,300	11,300	11,300
	Stock Options Accelerated Vesting	—	—	—	—	45,615
	Restricted Stock Accelerated Vesting	—	—	—	—	254,590

(1)	All amounts represent the value of benefits continuation based on the individual’s current coverage and the current cost to the Company. Additionally, Mr. Redmond’s amount also includes $5,000 per year for coverage of out of plan medical expenses, representing the maximum amount that he would be entitled to pursuant to the terms of his employment agreement.

(2)

Represents the intrinsic value of the unvested stock options calculated by taking the aggregate fair market value, as of December 31, 2007, of the common stock subject to stock options with accelerated vesting, and subtracting the aggregate exercise price of such stock options.

(3)

Represents the intrinsic value of the unvested restricted stock awards calculated by taking the aggregate fair market value of the restricted stock awards subject to accelerated vesting as of December 31, 2007.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Compensation Committee shall not be incorporated by reference into any of the Company’s future filings made under the SEC and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Compensation Committee has reviewed and discussed the Company’s 2007 Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has approved the 2007 Compensation Discussion and Analysis for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Kathleen R. Flaherty, Chairperson
Henry L. Druker

Compensation Committee Interlocks and Insider Participation

During 2007, the members of the Compensation Committee were Ms. Flaherty and Mr. Druker. Neither Ms. Flaherty or Mr. Druker is an officer (or former officer) or employee of the Company or any of its subsidiaries. None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000.

None of the Company’s executive officers served on the Compensation Committee (or another committee of the Board of Directors with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served on the Compensation Committee (or another committee of the Board of Directors with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

PERFORMANCE GRAPH

In accordance with the rules of the SEC, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

The following graph illustrates the cumulative total stockholder return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on November 11, 2003 (the first trading day of the Company’s Common Stock following the Effective Date) in each of: (i) GenTek Inc. Common Stock, (ii) the Russell 2000 Index, (iii) the Standard & Poor’s MidCap Auto Components Index, and (iv) the Standard & Poor’s SmallCap Chemicals Index.

GenTek Indexed Performance

	11/11/2003	12/31/2003	12/31/2004	12/31/2005	12/31/2006	12/31/2007
GenTek (GETI)	100.00	99.72	147.02	159.94	309.41	261.82
Russell 2000 Index	100.00	105.57	125.03	130.81	154.94	152.53
S&P MidCap Auto Components Index	100.00	111.27	112.82	95.30	92.47	107.30
S&P SmallCap Chemicals Index	100.00	114.69	138.00	108.48	132.10	123.71

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides, as of March 28, 2008, information regarding the beneficial ownership of our Common Stock by (a) each of our named executive officers, directors and nominees, (b) our directors and executive officers as a group, and (c) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

For purposes of this Proxy Statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Number of Shares		Percentage of Class(2)
Beneficial Owners of 5% or More of Our Outstanding Common Stock
Abrams Capital, LLC	2,643,102	(3)	22.70%
Chesapeake Partners Management Co., Inc.	1,007,839	(4)	9.81%
Tontine Capital Partners, L.P.	900,705	(5)	8.77%
Hawkeye Capital Management, LLC	899,877	(6)	8.76%
Shapiro Capital Management Company, Inc.	870,322	(7)	8.48%
Entities Affiliated with Green River Management I, L.L.C.	605,318	(8)	5.89%
PilotRock Investment Partners GP, LLC	580,779	(9)	5.66%
Reed Conner & Birdwell, LLC	535,453	(10)	5.21%
Venor Capital Master Fund Ltd.	572,592	(11)	5.54%
Directors and Executive Officers
Henry L. Druker	38,322	(12)	*
Kathleen R. Flaherty	7,687		*
James Imbriaco	22,285	(13)	*
John G. Johnson, Jr.	10,517		*
John F. McGovern	10,455		*
Robert D. Novo	34,673		*
Vincent Opalewski	29,081	(14)	*
William E. Redmond, Jr.	143,617	(15)	1.39%
Richard A. Rubin	899,877	(6)	8.76%
Thomas B. Testa	40,665	(16)	*
All directors and executive officers as a group (12 individuals)	1,297,968		12.49%

* Amount represents less than 1% of our outstanding Common Stock.

Footnotes to Security Ownership Table

(1)	Unless otherwise indicated, the business address for each person or entity listed is 90 East Halsey Road, Parsippany, New Jersey 07054.

(2)

Percentage beneficial ownership of our Common Stock is based on 10,268,472 shares of Common Stock issued and outstanding as of March 19, 2008, and in the case of an individual or entity that has the right to acquire beneficial ownership of shares of Common Stock as of March 19, 2008, the percentage beneficial ownership for such individual or entity is based on 10,268,327 shares of Common Stock as increased to reflect the acquisition of such shares of Common Stock.

(3)

Based solely on the amended Schedule 13D filed with the SEC on March 26, 2008. Shares reported herein for Abrams Capital, LLC represent (i) 928,367 shares of Common Stock and an aggregate of 999,153 shares issuable upon the exercise of Tranche B Warrants and Tranche C Warrants beneficially owned by Abrams Capital Partners II, L.P. (“ACP II”); (ii) an aggregate of 253,800 shares of Common Stock and an aggregate of 275,922 shares issuable upon the exercise of Tranche B and Tranche C Warrants beneficially owned by certain private investment funds of which Abrams Capital, LLC is the general partner; and (iii) 84,000 shares of Common Stock and an aggregate of 101,860 shares issuable upon the exercise of Tranche B and Tranche C Warrants beneficially owned by certain private investment funds of which Pamet Capital Management, L.P. (“Pamet LP”) is investment manager and, in some cases, of which Abrams Capital, LLC is the general partner. Abrams Capital, LLC is the general partner of ACP II. Pamet Capital Management, LLC (“Pamet LLC”) is the general partner of Pamet LP. David Abrams is the managing member of Abrams Capital, LLC and Pamet LLC. Each of the Tranche B Warrants and Tranche C Warrants is exercisable for a number of shares equal to the product of the face number of such warrant times 3.2275. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The principal offices of each of Abrams Capital Partners II, L.P., Abrams Capital, LLC, Pamet Capital Management, L.P., Pamet Capital Management, LLC, and David Abrams are located at 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116.

(4)

Based solely on the Schedule 13G/A filed with the SEC on February 14, 2008. Shares reported herein for Chesapeake Partners Management Co., Inc. (“CPMC”) represent (i) 537,120 shares of Common Stock held for the account of Chesapeake Partners Limited Partnership (“CPLP”) and (ii) 470,719 shares of Common Stock held for the account of Chesapeake Partners Master Fund Ltd. (“CPMF”). CPMC serves as investment manager to each of CPLP and CPMF. CPMC also serves as the General Partner of CPLP. Mr. Lerner and Ms. Lerner are officers of CPMC. In such capacities, each of CPMC, Mr. Lerner and Ms. Lerner may be deemed to have voting and dispositive power over an aggregate of 1,007,839 shares of Common Stock held by CPLP and CPMF. The principal offices of CPMC, Mr. Lerner and Mrs. Lerner are located at 2800 Quarry Lake Drive, Suite 300, Baltimore, Maryland 21209.

(5)

Based solely on the Schedule 13G/A filed with the SEC on January 25, 2008. Shares reported herein for Tontine Capital Partners, L.P (“TCP”) represent 900,705 shares of Common Stock for which TCP, Tontine Capital Management, L.L.C. (“TMC”), and Jeffery L. Gendell share voting and dispositive power. TCM, the general partner of TCP, has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of the shares. Mr. Gendell is the managing member of TCM, and in that capacity directs its operations. The principal offices of each of TCP, TMC, and Mr. Gendell are located at 55 Railroad Avenue, Greenwich, Connecticut 06830.

(6)

Based solely on the Schedule 13G/A filed with the SEC on May 11, 2007. Shares reported herein for Hawkeye Capital Management, LLC (“Hawkeye”) represent 899,877 shares of Common Stock for which Richard A. Rubin, Hawkeye and Hawkeye Capital Master (“HCM”) may be deemed to be the beneficial owners. Hawkeye is the investment manager for HMC, and Mr. Rubin is the managing member of Hawkeye. In that capacity, Mr. Rubin directs its operations and has sole voting and dispositive power with respect to the shares. Mr. Rubin is also a director of the Company. In that capacity, he receives equity compensation from the Company. As of December 31, 2007, Mr. Rubin had been granted 3,218 shares of Common Stock as partial compensation for his service as a director of the Company. Mr. Rubin disclaims beneficial ownership of the shares of Common Stock held by Hawkeye and HCM, except to the extent of his pecuniary interest therein. The principal offices of each of Mr. Rubin, Hawkeye and HCM are located at 800 Third Avenue, 10th Floor, New York, NY 10022.

(7)

Based solely on the Schedule 13G filed with the SEC on January 9, 2006. Shares reported herein for Shapiro Capital Management Company, Inc. (“SCMC”) represent shares of common stock for which one or more of SCMC’s advisory clients is the legal owner. SCMC has the authority to authorize the voting and disposition of these shares. Samuel R. Shapiro is the president, a director and majority shareholder of SCMC, in which capacity he exercises dispositive and voting power over the shares reported by SCMC. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such shares. Mr. Shapiro disclaims beneficial ownership of all the shares reported by SCMC except to the extent of his pecuniary interest therein. The principal business address for Mr. Shapiro and SCMC is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(8)

Based solely on the Schedule 13G/A filed with the SEC on February 15, 2006 on behalf of Green River Management I, L.L.C. (“Green River Management”) and Green River Offshore Fund Management Company, L.L.C. (“Green River Offshore Management” and together with Green River Management, “Green River”), and Mark McGrath, principal of Green River. Shares reported herein for Entities Affiliated with Green River Management I, L.L.C. represent (i) 241,990 shares of Common Stock held by Green River Fund I, L.P. and Green River Fund II, L.P., for which Green River Management has the sole power to vote and dispose as the general partner of these funds and (ii) 363,328 shares of Common Stock held by Green River Offshore Fund, Ltd., for which Green River Offshore Management has the sole power to vote and dispose as the investment manager of the fund. As the principal of Green River, Mr. McGrath may direct the vote and disposition all of the shares of Common Stock beneficially owned by these funds. The principal offices of Mark McGrath and Green River are located at 610 Fifth Avenue, Suite 305, New York, New York 10020.

(9)

Based solely on the Schedule 13G filed with the SEC on February 13, 2008. Shares reported herein for PilotRock Investment Partners GP, LLC represent 580,779 shares of Common Stock of which Thomas D. O’Malley, Jr. and PilotRock Investment Partners GP, LLC share voting and dispositive power. The principal offices of PilotRock Investment Partners GP, LLC and Thomas D. O’Malley, Jr. are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870.

(10)

Based solely on the Schedule 13G filed with the SEC on October 26, 2007. Shares reported herein for Reed Connor & Birdwell, LLC represent 535,453 shares of Common Stock over which Donn B. Conner and Jeff Bronchick, as principals, may direct the vote and disposition. The principal offices of Reed Conner & Birdwell, LLC, Mr. Conner and Mr. Bronchick are located at 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, California 90025.

(11)

Based solely on the Schedule 13G/A filed with the SEC on February 14, 2008. Shares reported herein for Venor Capital Master Fund Ltd. represent 508,042 shares of Common Stock and 20,000 Warrants exercisable into 64,550 shares of Common Stock. Venor Capital Management LP serves as principal investment manager to Venor Capital Master Fund Ltd. and has voting and dispositive authority over the shares and warrants reported. Venor Capital Management GP is the general partner of Venor Capital Management LP. As such, it may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares and warrants reported. Jeffrey Bersh is a managing member of Venor Capital Management GP. As such, he may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares and warrants reported. Michael Wartell is a managing member of Venor Capital Management GP. As such, he may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares and warrants reported. The principal offices of each of the reporting persons other than Venor Capital Master Fund Ltd. are located at 7 Times Square, New York, NY 10036. The principal business office of Venor Capital MasterFund is c/o International Fund Services (Ireland) Limited located at Bishop’s Square, 3rd Floor, Redmond’s Hill, Dublin 2, Ireland.

(12)

Shares reported herein for Henry Druker include (i) 38,322 shares of Common Stock held by The Druker/McCombs Fund (“DMF”), for which, as of March 27, 2008, DMF, Mr. Druker, and Druker Capital, LLC (“Druker Capital”) may be deemed to beneficially own, and (ii) 7,703 shares of restricted Common Stock issued to Mr. Druker as partial compensation for his services as a director of the Company. Druker Capital is investment manager of DMF and Mr. Druker is the sole member of Druker Capital. In that capacity, Mr. Druker directs DMF’s operations and has sole voting and dispositive power with respect to the shares held by DMF. Mr. Druker is also a director of the Company. In that capacity, he receives equity compensation from the Company. As of December 31, 2007, Mr. Druker had been granted 7,703 shares of restricted Common Stock as partial compensation for his service as a director of the Company. Mr. Druker disclaims beneficial ownership of the shares of Common Stock held by the DMF and Druker Capital, except to the extent of his pecuniary interest therein. The principal offices of each of Mr. Druker, DMF and Druker Capital are located at 320 Park Avenue, 10th Floor, New York, NY 10022.

(13)	Includes outstanding options to purchase 7,101 shares of Common Stock, which were exercisable as of March 19, 2008.

(14)	Includes outstanding options to purchase 14,625 shares of Common Stock, which were exercisable as of March 19, 2008.

(15)	Includes outstanding options to purchase 48,956 shares of Common Stock, which were exercisable as of March 19, 2008.

(16)	Includes outstanding options to purchase 21,278 shares of Common Stock, which were exercisable as of March 19, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity and equity derivative securities. We assist our directors and officers in monitoring transactions and filing the appropriate Section 16 reports on their behalf.

Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2007.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS PROPOSED INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to be our independent auditors for the fiscal year ending December 31, 2008. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders in order to give the stockholders a voice in the designation of auditors. Notwithstanding the ratification of Deloitte & Touche by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

If the stockholders do not ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2009 and future years. A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ended December 31, 2008.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements for the years ended December 31, 2007 and 2006. Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Deloitte & Touche as the Company’s independent auditing firm for the current fiscal year. Set forth below is the total amount billed to us by Deloitte Entities for services performed in 2007 and 2006 and a break down of these amounts by the category of service.

Audit Fees. Audit fees are fees billed for the audit of our annual consolidated financial statements and for the reviews of our quarterly financial statements submitted on Form 10-Q. Additionally, audit fees include statutory audits, consents and other services related to SEC matters. The aggregate fees billed by the Deloitte Entities for audit services for the years ended December 31, 2007 and 2006 were $1,520,000 and $1,648,000 respectively.

Audit Related Fees. Audit-related fees principally included fees for employee benefit plan audits totaled $114,000 and $152,000 for the years ended December 31, 2007 and 2006 respectively.

Tax Fees. Tax fees for the years ended December 31, 2007 and 2006 related to services for tax compliance and tax planning and advice totaled $226,000 and $322,000 respectively.

All Other Fees. There were no other fees paid to the Deloitte Entities for the years ended December 31, 2007 and 2006.

The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. The Audit Committee’s charter also provides that the Audit Committee must ensure that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company was not, within three years prior to the initiation of the audit, an employee of the independent public accountants who participated in any capacity in the Company’s audit.

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Management submits a description of the types of services expected to be rendered during the year for each of the four categories of services described above to the Audit Committee for pre-approval, together with budgeted fees for each of the three non-audit services categories. The Audit Committee pre-approves these services and, as applicable, the budgeted fees by category of service. The Audit Committee receives periodic reports from management and the independent auditor on actual fees versus the budget by category of service. The Audit Committee provided its prior approval to all non-audit related services reflected above.

During the year, circumstances may arise when it may become necessary to engage our independent auditor for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2009 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act and the Company’s Bylaws. Only those stockholder proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company’s Proxy Statement for the 2009 annual meeting of the stockholders. In order for a stockholder proposal submitted under Rule 14a-8 to be considered “timely” such proposal must be received by the Company not later than December 14, 2008. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2009 annual meeting of the stockholders (but not included in the Company’s Proxy Statement) must be received by the Company by March 1, 2009 in order to be considered timely, subject to additional provisions of the Company’s Bylaws. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. Proposals should be directed to the attention of the Secretary, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ANNUAL REPORT

The Annual Report to Stockholders of the Company for the year ended December 31, 2007 and this Proxy Statement are being mailed together to all stockholders of the Company of record on March 19, 2008, the Record Date for voting at the Annual Meeting.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, NE, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 or (202) 942-8088 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations. You can also obtain copies of our filings with the SEC on our website at www.gentek-global.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you receive multiple copies and wish to only receive a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will send an additional copy to an affected stockholder upon written or oral request by such stockholder. You can notify the Company by sending a written request to, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary. Oral requests may be made by calling (973) 884-6952.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 10, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

James Imbriaco
Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 10, 2008

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ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2008 at 1:00 p.m.

Latham & Watkins, LLP

885 Third Avenue, Suite 1000

New York, New York

GenTek Inc. 90 East Halsey Road Parsippany, NJ 07054	proxy

This proxy is solicited on behalf of the Board of Directors for use at the 2008 Annual Meeting.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 15, 2008, the undersigned appoints William E. Redmond, Jr., Thomas B. Testa and James Imbriaco, or any of them, with full power of substitution, to attend the Annual Meeting of Stockholders of GENTEK INC. on May 15, 2008 (the “Annual Meeting”), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.

Continued on reverse side.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to GenTek Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

A  Election of Directors

1.  The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain		For	Against	Abstain

1a – Henry L. Druker	☐	☐	☐	1d – John F. McGovern	☐	☐	☐

1b – Kathleen R. Flaherty	☐	☐	☐	1e – William E. Redmond, Jr.	☐	☐	☐

1c – John G. Johnson, Jr.	☐	☐	☐	1f – Richard A. Rubin	☐	☐	☐

Please fold here

B  Proposals

The Board of Directors recommends a vote FOR the following Proposals.

2.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted: (i) FOR the proposal to elect each of the director nominees set forth above; (ii) FOR the proposal to ratify the appointment of independent auditors; and (iii) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. Receipt of Notice of Annual Meeting and Proxy is hereby acknowledged.

Address Change? Mark Box ☐ Indicate changes below:	Date

	C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please keep signature(s) within the box.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.